Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas
Chief Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2016 RESULTS

Board of Directors Declares Quarterly Dividend

LINCOLN, Nebraska (February 14, 2017) — National Research Corporation (NASDAQ: NRCIA and NRCIB) today announced results for the fourth quarter and year-end 2016.

Fourth Quarter

●	Net New Sales $7.1 million
●	Revenue up 8% to $28.4 million
●	Net Income declined 3% to $5.7 million

Year-End 2016

●	Net New Sales $24.0 million
●	Revenue up 7% to $109.4 million
●	Net Income increased 17% to $20.5 million

Remarking on Company performance, Michael D. Hays, chief executive officer of National Research Corporation said, “An increasing proportion of our revenue is being derived from more contemporary and innovative products which support our rebranding focused on “Human understanding”--an aspiration to keep us at the forefront of a dynamic healthcare environment.”

Revenue for the quarter ended December 31, 2016, was $28.4 million, compared to $26.4 million for the same quarter in 2015. Net income for the quarter ended December 31, 2016, was $5.7 million, compared to $5.9 million for the quarter ended December 31, 2015. Diluted earnings per share decreased to $0.13 for Class A shares and $0.80 for Class B shares for the quarter ended December 31, 2016, from $0.14 for Class A shares and $0.84 for Class B shares for the quarter ended December 31, 2015. Combined diluted earnings per share (a non-GAAP measure) decreased to $0.23 for the quarter ended December 31, 2016, from $0.24 for the fourth quarter 2015.

Revenue for the year ended December 31, 2016, was $109.4 million, compared to $102.3 million for the same quarter in 2015. Net income for the year ended December 31, 2016, was $20.5 million, compared to $17.6 million for the year ended 2015. Diluted earnings per share increased to $0.48 for Class A shares and $2.88 for Class B shares for the year ended December 31, 2016, from diluted earnings per share of $0.41 for Class A shares and $2.49 for Class B shares for the year ended December 31, 2015. Combined diluted earnings per share (a non-GAAP measure) increased to $0.83 for the year ended December 31, 2016, from $0.71 for the year ended 2015.

NRC Announces Fourth Quarter 2016 Results

February 14, 2017

Regarding the Company’s financial performance, Kevin Karas, chief financial officer of National Research Corporation, said, “We continue to see positive results from our focus on revenue growth and expanding our operating income margin. Revenue and total contract value growth rates on a year-to-date basis more than doubled over the prior year and operating income increased by 18%. Net income for the fourth quarter of 2016 was lower than the prior year’s fourth quarter due to the $1.1 million pre-tax gain on the sale of our clinical workflow product in 2015.”

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $.10 (ten cents) per Class A share and $.60 (sixty cents) per Class B share payable April 14, 2017, to shareholders of record as of the close of business on March 31, 2017.

A listen-only simulcast of National Research Corporation’s 2016 fourth quarter conference call will be available online at http://edge.media-server.com/m/p/7gyz3aqq on February 15, 2017, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 35 years, National Research Corporation has been at the forefront of patient-centered care, helping healthcare providers measure and improve quality and services through analytics that offer a rich understanding of customers’ experiences, preferences, risks and behaviors across the healthcare continuum.

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that calculate combined earnings per share based on combined Class A and Class B shares and share equivalents outstanding, respectively. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. Please note that the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s financial information presented in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company's core business operations and to compare the company's performance with prior periods. The company uses both GAAP and these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

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NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Revenue	$28,368	$26,365	$109,384	$102,343

Operating expenses:
Direct expenses	11,836	11,365	45,577	44,610
Selling, general and administrative	6,619	6,294	28,385	27,177
Depreciation and amortization	1,079	1,000	4,225	4,109
Total operating expenses	19,534	18,659	78,187	75,896

Operating income	8,834	7,706	31,197	26,447

Other income (expense):
Interest income	13	14	47	60
Interest expense	(31)	(48)	(190)	(220)
Other, net	189	1,096	302	1,073

Total other income (expense)	171	1,062	159	913

Income before income taxes	9,005	8,768	31,356	27,360

Provision for income taxes	3,280	2,841	10,838	9,750

Net income	$5,725	$5,927	$20,518	$17,610

Earnings Per Share of Common Stock:
Basic Earnings Per Share:
Class A	$0.14	$0.14	$0.49	$0.42
Class B	$0.82	$0.85	$2.93	$2.52
Diluted Earnings Per Share:
Class A	$0.13	$0.14	$0.48	$0.41
Class B	$0.80	$0.84	$2.88	$2.49

Weighted average shares and share equivalents outstanding
Class A - basic	20,717	20,656	20,713	20,741
Class B - basic	3,511	3,478	3,505	3,478
Class A - diluted	21,118	20,936	21,037	20,981
Class B - diluted	3,569	3,523	3,560	3,522

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NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts and par value)

	Dec. 31, 2016	Dec. 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$33,021	$42,145
Accounts receivable, net	10,864	9,808
Income taxes receivable	14	157
Other current assets	3,166	2,951
Total Current Assets	47,065	55,061

Property and equipment, net	11,806	11,125
Goodwill	57,861	57,792
Other, net	3,892	4,071
Total Assets	$120,624	$128,049

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,916	$3,394
Deferred revenue	15,497	14,843
Accrued compensation	4,543	4,391
Dividends payable	4,213	18,440
Income taxes payable	662	701
Notes payable	2,683	2,402
Total Current Liabilities	31,514	44,171

Non-Current Liabilities	6,304	9,656

Total Liabilities	37,818	53,827

Shareholders’ Equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Class A Common stock, $0.001 par value; authorized 60,000,000 shares, issued 25,656,760 in 2016 and 25,592,812 in 2015, outstanding 20,891,069 in 2016 and 20,848,168 in 2015	26	26
Class B Common stock, $0.001 par value; authorized 80,000,000 shares, issued 4,308,875 in 2016 and 4,271,413 in 2015, outstanding 3,539,931 in 2016 and 3,510,150 in 2015	4	4
Additional paid-in capital	46,725	44,103
Retained earnings	71,507	65,313
Accumulated other comprehensive loss	(2,626)	(2,995)
Treasury stock	(32,830)	(32,229)
Total Shareholders’ Equity	82,806	74,222
Total Liabilities and Shareholders’ Equity	$120,624	$128,049

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NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Non-GAAP Combined Earnings Per Share Schedule

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015

Combined Earnings Per Share
Basic Earnings Per Share	$0.23	$0.24	$0.84	$0.72
Diluted Earnings Per Share	$0.23	$0.24	$0.83	$0.71

Combined weighted average shares and share equivalents outstanding
Combined - Basic	24,228	24,134	24,218	24,219
Combined - Diluted	24,687	24,459	24,597	24,503

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